Exhibit 99.1

Abiomed Announces Resignation of Chief Financial Officer and Welcomes Back Former

Chief Financial Officer as Consultant

DANVERS, Mass., August 28, 2017 (GLOBAL NEWSWIRE) — Abiomed, Inc. (NASDAQ:ABMD), a leading provider of breakthrough heart support and recovery technologies, announced today that it has accepted the resignation of its Chief Financial Officer, Michael Tomsicek, effective August 24, 2017. After two years, Mr. Tomsicek is leaving the Company to pursue other interests.

While the Company performs its external search to identify a replacement for Mr. Tomsicek, the Company’s former Chief Financial Officer, Robert Bowen, will return from retirement to support the organization as a consultant until a new CFO has been recruited and hired. Mr. Bowen served as the Company’s CFO from December 2008 to July 2015, during a period of substantial growth for the Company and advised the Company in a consulting role for one year following his retirement.

Ian McLeod, Company Vice President and Corporate Controller, will perform the functions of principal financial officer and principal accounting officer on an interim basis until a permanent CFO has been hired. Mr. McLeod has been employed at the Company for the last ten years and has served as an outstanding Corporate Controller during that period.

“We wish Mike Tomsicek all the best as he explores other opportunities and thank him for maintaining high standards of financial compliance and quality,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “We also welcome back Bob Bowen, who has been instrumental to Abiomed’s success over nearly the last decade.”

ABOUT IMPELLA HEART PUMPS

The Impella 2.5®, Impella CP® and Impella 5.0® are FDA-approved heart pumps used to treat heart attack patients in cardiogenic shock, and have the unique ability to enable native heart recovery, allowing patients to return home with their own heart. The Impella 2.5 and Impella CP devices are also approved to treat certain advanced heart failure patients undergoing elective and urgent percutaneous coronary interventions (PCI) such as stenting or balloon angioplasty, to re-open blocked coronary arteries. Abiomed’s right-side heart pump, the Impella RP® device, is approved to treat certain patients experiencing right heart failure. To learn more about the Impella platform of heart pumps, including their approved indications and important safety and risk information associated with the use of the devices, please visit: www.protectedpci.com.

The ABIOMED logo, ABIOMED, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, and Recovering Hearts. Saving Lives. are registered trademarks of ABIOMED, Inc. in the U.S. and in certain foreign countries.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com.

**For further information please contact:

Ingrid Goldberg Ward

Director, Investor Relations

978-646-1590

igoldberg@abiomed.com

Adrienne Smith

Senior Director, Public Relations and Corporate Communications

978-646-1553

adsmith@abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

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